Federal Home Loan Bank
NEW YORK

2025 REPORT TO MEMBERS

Stability That Impacts Communities


HOMETOWN HARDWARE
OPEN

FHLBNY FINANCIAL HIGHLIGHTS

(Dollars in millions)	2025	2024	2023	2022	2021
SELECTED BALANCES AT YEAR-END					
Total Assets	$ 156,545	$ 160,300	$ 158,333	$ 157,391	$ 105,358
Advances	92,307	105,838	108,890	115,293	71,536
Investments	60,787	51,267	46,359	39,103	30,898
Mortgage Loans	2,644	2,345	2,180	2,107	2,320
Capital Stock	5,411	6,014	6,050	6,387	4,501
Retained Earnings	2,615	2,496	2,338	2,096	1,931
ANNUAL OPERATING RESULTS					
Net Income	$ 600	$ 738	$ 751	$ 417	$ 266
Dividends Per Share	7.99	9.50	8.31	5.34	4.69
PERFORMANCE RATIOS					
Return on Average Equity	7.25%	8.49%	9.11%	6.12%	3.89%
Return on Average Assets	0.37%	0.44%	0.46%	0.34%	0.22%
Period end Equity to Assets	5.12%	5.25%	5.21%	5.30%	6.12%
Net Interest Margin	0.53%	0.59%	0.61%	0.52%	0.45%

Financial results are presented on a GAAP basis for each calendar year. Dividend results shown here are the payments the Federal Home Loan Bank of New York (FHLBNY) made during each calendar year, rather than the dividends paid from each calendar year's income. Equity to asset ratio is as of period end. The FHLBNY's 2025 annual report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, contains additional information about the FHLBNY's financial performance. A link to the report is available on the FHLBNY's public website, www.fhlbny.com; under the "About Us" tab, select "Investor Relations," and look under the right hand column labeled "Financial Reports." For a copy of the FHLBNY's Form 10-K, please send a request to fhlbny@fhlbny.com.

A MESSAGE TO OUR MEMBERS

At the Federal Home Loan Bank of New York (FHLBNY), the certainty of our funding is at the heart of the value proposition we offer our members. It is also central to our foundational liquidity mission, which was established on the belief that reliable access to our funding provides community lenders with the tools they need to drive economic growth at the local level. In our 93rd year, the FHLBNY continued to act on our critical mission, to the benefit of consumers and communities across our region and beyond.

In 2025, our focus on mission delivery produced strong results for our members, generating $599.8 million in income and supporting robust borrowing activity that closed the year with $92.5 billion in advances. That momentum carried into 2026, with advances rising to $114.5 billion at month-end February as members continued to seek the stability of FHLBNY funding amid uncertain market conditions. Whether accessing advance products to support on-balance sheet liquidity or utilizing Letters of Credit to secure municipal deposits, members rely on the FHLBNY to bolster their lending capacity. Nationally, the FHLBank System generated $5.6 billion in income for 6,459 members.

As both a single cooperative and part of the broader FHLBank System, our strong financial performance and unwavering commitment to our mission positions the FHLBanks to serve as the **Invisible Infrastructure** underpinning the nation's economy, providing reliable and on-demand access to cost-efficient funding for America's local lenders. This funding empowers our members to support businesses, create jobs and open doors to homeownership.

Independent Analysis Underscores Our Impact
The past year has brought more visibility to the FHLBanks through a series of independent reports and studies that underscored what the FHLBanks and our members have long known: FHLBank funding leads to increased local lending activity, broad financial stability and a stronger nationwide network of neighborhood lenders. This included:

- ***The Value of the FHLBank System to Bank Liquidity and Stability,*** a November 2025 study from the Urban Institute which stated that advances "are an integral part of day-to-day risk management" for our members, and that our foundational liquidity mission benefits the U.S. economy to the tune of $13.2 billion to $21.4 billion annually, and saves U.S. homeowners $3.8 billion in lower-cost mortgages each year.
- ***The Value of the FHLBank System to Promote Housing and Community Development Lending,*** a January 2026 Urban study which found that between 2002 and 2024, FHLBank System advances contributed to more than a $1.8 trillion increase in combined lending by bank and credit union members across the country, including $850 billion in additional residential real estate lending.


FHLBNY Dividend Performance
FHLBNY Dividend
Fed Funds (Effective Rate)
10%
9%
8%
7%
6%
5%
4%
3%
2%
1%
0%
1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25

- ***Federal Home Loan Banks: Role During Financial Stress and Members' Borrowing Trends and Outcomes***, a December 2025 report from the Government Accountability Office ("GAO") stated that "the FHLBanks generally serve as a reliable and consistent source of funding for banks of all sizes throughout the financial cycle."

A stable financial system, with funds flowing to customers and consumers nationwide, benefits all of us. Our role positions the FHLBanks as the **Silent Stabilizer** of the U.S. financial system, creating equal access to the capital markets to banks, credit unions, insurance companies and Community Development Financial Institutions ("CDFIs") of all sizes, ensuring our members have the tools they need to serve their customers and communities.

In their analysis, both the Urban and the GAO studies found that FHLBank borrowing is associated with a lower risk of bank failure. This echoes findings in a pair of recent papers by the Federal Reserve Bank of New York:

- ***Understanding the Federal Home Loan Bank System: What It Is and Why It Matters*** stated that "Beyond supporting mortgage lending, the FHLBs provide a key source of liquidity during periods of financial stress."
- ***Tracing Bank Runs in Real Time***, which studied the March 2023 liquidity crisis, found that more than 20 banks experienced runs in that period, and "almost all run banks borrowed from Federal Home Loan Banks."

Bank failures reduce the availability of credit and impose costs on not only the industry, but the broader economy as well. This is why our role as a **Seawall of Private Capital** in periods of stress is so crucial, acting as a privately-funded source of liquidity that stands in front of the taxpayer in all market cycles and helps members weather challenging environments and take advantage of growth opportunities. While markets have remained steady in recent years, our members know that access to our funding provides certainty in uncertain times.

An Internal Focus on External Certainty

The certainty we provide externally is driven by the stability we promote internally, ensuring we have the right risk mitigants in place to protect our cooperative, with strong oversight from our Board of Directors. This includes our collateral practices, with each loan to members fully collateralized with appropriate haircuts. Additionally, our strong levels of retained earnings – which we continued to build in 2025 – and member capital provide additional layers of risk protection. And we continued to make enhancements to our credit risk framework to ensure our ability to continue to meet member needs in an even more safe and sound manner. Access to FHLBank liquidity is something our members plan for, depend on and incorporate into their funding strategies in all market environments, and as an institution we are focused on being there for our members when they need us.

Business Highlights

Advances



$140 B
$120 B
$100 B
$80 B
$60 B
$40 B
$20 B
$0 B
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

Letters of Credit (LOC)



$25 B
$20 B
$15 B
$10 B
$5 B
$0 B
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

Membership: 339 Total



Credit Unions 108
Commercial Banks 100
Insurance Companies 57
Thrifts 56
Housing Associates 9
CDFIs 9

2025 New Members:

- Assured Guaranty Inc.
- Atlantic Specialty Insurance Company
- Gotham Insurance Company
- I AM Federal Credit Union
- New York Marine and General Insurance Company
- SiriusPoint America Insurance Company

Advances and LOCs are as of each year end; membership is as of December 31, 2025.

> "As recent studies have found, access to FHLBank funding leads to increased local lending activity and broad financial stability. Throughout 2025, reliable access to FHLBNY liquidity has supported our members as they make the loans that create new housing supply, support businesses small and large, and help households achieve the dream of homeownership. The impact of the daily availability of our funding was seen across 2025, as reflected in our results for the year."
>
> *– Randolph C. Snook, President and CEO of the FHLBNY*

There for the Communities We Serve

We also remained focused on being there for the communities we serve. In 2025, we made a record $150.4 million available in funding support for affordable housing and community development efforts through a variety of targeted grant programs and subsidized products. This included record rounds for both our Affordable Housing Program ("AHP") and our suite of Homebuyer Dream Program® ("HDP®") offerings – which we expanded in 2025 to include our new HDP Wealth Builder program. We also offered a brand new Lender-Paid Mortgage Insurance Reimbursement Grant Program, making $1 million available to support our members' ability to offer additional mortgage options to low-to-moderate-income borrowers by covering mortgage insurance costs – often a barrier to homeownership. We make our broadest impact by executing on our foundational liquidity mission, and this mission focus positions us to offer this targeted support, all which is funded directly from our earnings.

In 2025, we also used the power of our balance sheet to create local opportunities for housing and community development, investing $375 million in New York City Housing Development Corporation bonds to help create or preserve more than 8,500 homes across New York City, and acquiring a record $495 million in mortgage loans from our members through our Mortgage Asset Program. Throughout the year, we used the full scope of our cooperative to foster local lending, create housing opportunities and promote financial stability. And we continue to do so: in the first quarter of 2026, we made $94 million available in grant funding through this year's AHP and HDP rounds.

The Local Lender's Local Lender

Our members are our partners on these affordable housing and community development programs, as we work alongside each other to deliver grant funding to where it is needed most. It is also through our members that the FHLBNY extends access to credit for housing, small businesses and communities across our region and beyond. As a cooperative, everything we do is both in service to and partnership with our members. And as both the owners and clients of the cooperative, our members have a powerful story to tell about the impact of our mission. In the pages of this annual report, members provide powerful testimonials highlighting just what their FHLBNY membership means to them and helps them accomplish for their customers and communities. These perspectives reflect our role as the **Local Lender's Local Lender** – part of an FHLBank System that fosters a resilient and diversified U.S. financial system that serves our continental economy, creating a global strategic advantage for the country.

This is a role we were proud to play throughout 2025, and across our 93-year history, standing alongside our members to create better opportunities for so many. ■



Randolph C. Snook
President and CEO



Christopher P. Martin
Board Chair

HOUSING & COMMUNITY DEVELOPMENT

The Affordable Housing Program (AHP) General Fund remained central to the FHLBNY's Community Investment efforts in 2025, delivering record-setting impact across the District. Since inception, the FHLBNY has awarded more than $1.1 billion in AHP grants, leveraging an estimated $21.5 billion in development activity and supporting nearly 111,000 affordable housing units. In 2025 alone, the FHLBNY achieved an unprecedented milestone by awarding a record $86.3 million to 75 projects, creating or preserving 4,976 affordable housing units. Of these, 3,628 units serve very low-income households, reinforcing the program's critical role in advancing housing stability for those with the greatest need. These awards leveraged $2.2 billion in total development investment, strengthening long-term community resilience across the District.

The FHLBNY also expanded pathways to homeownership through its Homeownership Set-Aside programs. Since inception, these programs have delivered more than $266 million in grants, supporting over 28,000 households. In 2025, the FHLBNY increased the maximum Homebuyer Dream Program® (HDP®) grant from $20,000 to $30,000 to better address ongoing affordability challenges. The FHLBNY also launched a second round of HDP Plus and introduced HDP Wealth Builder, a targeted initiative designed to help address longstanding barriers to credit access and wealth creation.

Complementing these grant programs, the Community Lending Program (CLP) continued to provide mission-oriented funding to support community development. Since inception, the FHLBNY has funded more than $21.3 billion in CLP advances. In 2025, more than $214 million in advances supported local investment efforts across the District.

In 2025, the FHLBNY further strengthened its focus on collaboration, data, and impact measurement. The Affordable Housing Advisory Council expanded to include new members from Puerto Rico and the U.S. Virgin Islands, ensuring broader geographic and community perspectives inform program strategy. The FHLBNY also continued integrating Community Investment programs with Member Business efforts, making it easier for members to leverage multiple tools in support of housing and community development. Investments in systems and data analysis—including exploration of AI use cases—advanced the ability to identify needs, measure outcomes, and demonstrate impact.

Looking ahead, the FHLBNY remains committed to refining and expanding its Community Investment offerings through continued engagement with members, the Advisory Council, and the Board of Directors, supporting the production of affordable housing and strengthening communities across the District. ■

Historical Housing & Community Lending Program Results

Affordable Housing Program General Fund

- Awarded more than $1.1 billion in grants, leveraging an estimated $21.5 billion in total development costs
- Awarded nearly 2,200 affordable housing initiatives consisting of nearly 111,000 new or rehabilitated housing units

Homeownership Set-Aside Performance Statistics

- Provided more than $266 million in grants
- Supported over 28,000 households

Community Lending Program Advances

- More than $21.3 billion in total advances funded
- More than $214 million funded in 2025
- 5 Members took a CLP advance in 2025

Numbers provided are since each program's inception through year-end 2025, unless otherwise noted.


CHPC
NEW YORK CITY





Randolph C. Snook, President and CEO of FHLBNY, accepted the Impact for Housing Award from the New York Citizens Housing & Planning Council, honoring the FHLBNY's dedication to advancing safe, stable housing and celebrating collaborative efforts with members and community partners to support housing stability and innovation across New York City.

▸ View the 2026 Targeted Community Lending Plan

▸ View the 2025 Advisory Council Annual Report

Affordable Housing Advisory Council

CHAIR
Bakari G. Lee
Member, McManimon, Scotland & Baumann, LLC
Roseland, New Jersey

VICE CHAIR
Asish Patel
Chief Operating Officer, Monarch Housing Associates
Cranford, New Jersey

Elizabeth Colón Rivera
Executive Officer, Ponce Neighborhood Housing Services
Ponce, Puerto Rico

Jeffrey M. Crum
Chief Operating Officer, Ellavoz Impact Capital
Belmar, New Jersey

Shelley M. Jacobs
Program Support Officer, Saint Regis Mohawk Tribe, Office of Economic Development
Akwesasne, New York

Deanna James
President, St. Croix Foundation for Community Development, Inc
St. Croix, U.S. Virgin Islands

Hans Lampart
President, Eastern Pacific Development
Vineland, New Jersey

Monica McCullough
Founder and President, Esq., MM Development Advisors LLC
Rochester, New York

Lydia Pelle
Chief Operating Officer, Virgin Islands Housing Authority
St. Thomas, U.S. Virgin Islands

Gwen O'Shea
President and CEO, Community Development Long Island
Melville, New York

Blanca Ramirez
President and CEO, Comunilife
New York, New York

Diane Riley
Consultant, Special Projects, The Supportive Housing Association of New Jersey
South Orange, New Jersey

Darren Scott
Development Director - Upstate East, NYS Homes and Community Renewal
Albany, New York

Michael Skrebutenas
VP, Fund Investments, LISC Fund Management
Nationwide

Michelle Sugden Castillo
Principal, MSConsulta LLC.
San Juan, Puerto Rico

This list reflects the FHLBNY Affordable Housing Advisory Council as of January 1, 2026.

ADDITIONAL MISSION ACTIVITIES

Zero Percent Development Advance (ZDA) Program

In 2025, FHLBNY continued its 0% Development Advance Program, expanding both the scope and timing of the initiative to increase its impact across the District. By launching the program earlier in the year—moving the offering from October to June—and introducing a new advance type, FHLBNY enabled members to better align financing with project development timelines and community needs.

The program supports mission-driven activities through the Business Development Advance, Climate Development Advance, Infrastructure Development Advance, and Tribal Development Advance—with the Homeownership Development Advance added in 2025 to provide critical pre-development and seed capital for affordable housing projects.

On June 9, 2025, FHLBNY made $7.2 million in interest rate credits available through the program. Strong member demand prompted the release of an additional $2.8 million, bringing total funding in the form of interest-rate credits to $10.23 million*. These subsidized funds empowered members to deliver below-market-rate loans and invest in qualified initiatives that promote economic development, housing stability, and long-term community resilience throughout the District. Actual year-end totals for each advance type are presented in the table. ■

ZDA Program Activity

$10.23 M

ZDA Program Subsidized Funds
(Interest Rate Credits)

63 Advance Transactions

47 Members Utilized

*The additional $0.23 million in subsidy to members in 2025 came from ZDA Advances that were originated in prior years.

ZDA ADVANCE TYPE	TOTAL ISSUED	TOTAL ADVANCES
Business Development	$92,366,944	41
Infrastructure Development	$25,492,329	9
Climate Development	$19,727,113	8
Housing Development	$9,812,712	5

Small Business Recovery Grant (SBRG) Program

On September 16, 2025, FHLBNY launched its SBRG Program, initially making $5 million available to support eligible small businesses and nonprofit organizations across the District. Strong demand led to an additional $2.61 million in funding, bringing total program funding to $7.61 million at close. Through partnerships with 122 members, FHLBNY delivered 1,596 grants to support small businesses and nonprofit organizations, strengthening local economies and helping community-based enterprises remain resilient.

Member success stories highlighting the impact of this program are available at www.fhlbny.com/community/success-stories. ■

	NY	NJ	PR/USVI
Small Business Recovery Grants	$5.30 M	$1.63 M	$680 K
Number of Grants Awarded	1,147	295	154
Members Participated	88	34	12

SBRG Program Activity

$7.61 M

SBRG Grants

1,596

Grants Awarded

122

Member Participants

Charitable Contributions Across the FHLBNY's District

Beyond its voluntary housing and community development programs, FHLBNY exceeded the Affordable Housing Program statutory annual income contribution by providing charitable support to a broad range of organizations across the District. These contributions address critical needs such as homelessness prevention, supportive housing services, disaster recovery and resiliency, legal assistance for low-income households facing housing challenges, workforce development and economic advancement, and support for small businesses and organizations focused on affordable housing development.

Grant funding supports initiatives across several key focus areas, including Community and Economic Development; Housing and Supportive Services; Tribal Nation Support; the Veterans Initiative; and Food and Healthcare. Collectively, these efforts strengthen high-capacity partners and enable them to respond effectively and efficiently to the evolving needs of the District.

In 2025, FHLBNY made over $3.5 million in charitable contributions to support 21 housing and community development organizations. ■

$3.5 M+

Total Charitable Contributions



At The Legal Aid Society's 48th Annual Servant of Justice Awards, Chief Bank Operations Officer Michael Volpe accepted an award on behalf of FHLBNY, recognizing our support of the Economic Equities Unit and its critical work advancing housing stability across our region.



At the 2025 Rise and Fly Gala, Chief Business Officer Adam Goldstein accepted an award on behalf of FHLBNY from the Roots & Wings NJ Foundation, recognizing our shared commitment to expanding opportunity and supporting young adults as they transition to independent living.

MAP® AT FIVE: BUILT FOR MEMBERS, PROVEN BY PERFORMANCE

For five years, FHLBNY's Mortgage Asset Program (MAP®) has helped members strengthen their mortgage businesses while advancing housing finance in the communities they serve. In 2025 alone, members funded nearly $500 million in residential mortgage loans through MAP. Since the program launch in 2021, 54 members have participated, selling more than 4,100 loans with a total value exceeding $1.3 billion—demonstrating the program's scale, consistency, and relevance across market cycles.

MAP's results reflect members' disciplined lending and long-term commitment to responsible homeownership. As of year-end 2025, the MAP portfolio reported no realized losses, with total delinquencies at 0.6 percent, significantly outperforming the 3.06 percent national conventional mortgage delinquency rate reported by the Mortgage Bankers Association for fourth quarter 2025. This strong performance underscores members' sound underwriting practices and their focus on making loans grounded in borrowers' ability to repay.

MAP's impact extends beyond performance metrics. The Federal Housing Finance Agency (FHFA), FHLBNY's regulator, classifies MAP loans as Acquired Mortgage Assets and, together with advances, designates them as Primary Mission Assets[1]—reflecting their central role in each FHLBank's business and their direct contribution to the System's mission. Through MAP, members gain access to a competitive secondary-market outlet while directly supporting FHLBNY's mission to promote housing finance and community investment. Member participation and performance continue to define MAP's success, making it a program built by members, for members, and proven through results. ■

MAP Activity

Total Residential Mortgage Loans Funded in 2025

- 1,396 loans
- $498.9 Million

Total Residential Mortgage Loans Funded Since Program Inception

- 4,146 loans
- $1.324 Billion

MAP Milestones

November 2025	New Lender-Paid Mortgage Insurance Reimbursement Grant Program
September 2025	MAP Sub-Limit Expansion
April 2025	Best-Efforts Delivery Commitment for Low-to-Moderate-Income (LMI) Loans
January 2025	Additional Delivery Commitment Extension Options Available for MAP
June 2024	MAP Joined the ICE PPE Platform
May 2024	Supplemental Credit for LMI Loans Sold into MAP
March 2024	New Tiered MAP Pricing (Low Loan Balance/LLB Pricing)
August 2023	MAP Offers a "Servicing-Released" Sales Option
March 2023	MAP Joined the Optimal Blue Marketplace

MAP is a housing finance solution that supports members in meeting lender and borrower needs while expanding affordability and mortgage liquidity for low-to-moderate income ("LMI") and underserved borrowers. Through the purchase and retention of fixed-rate, conforming conventional and government mortgage loans from members, MAP provides a stable source of liquidity that strengthens local housing markets and promotes responsible lending. Learn more about MAP's LMI initiatives at www.fhlbny.com/map-lmi.

DID YOU KNOW?

- Loans using an FHLBNY Homebuyer Dream Program® (HDP®) grant to support a first-time homebuyer can potentially be sold into MAP
- 32 out of 54 MAP Participating Financial Institutions (PFIs) are also participants in HDP

Numbers provided are since program inception through year-end 2025, unless otherwise noted.

[1] Federal Housing Finance Agency, Advisory Bulletin AB 2015-05: FHLBank Core Mission Achievement (July 14, 2015).

MEMBER PERSPECTIVES

Our members' voices are essential to who we are and how we serve. The stories that follow reflect firsthand perspectives on how FHLBNY products, programs, and services support members in navigating change, seizing opportunity, and delivering meaningful impact in their communities. Together, these experiences underscore the value of partnership and the importance of listening closely to the needs and insights of the institutions we are proud to serve.

Advances

USAlliance Federal Credit Union

USALLIANCE FINANCIAL®



Brett Wheeler
EVP/CFO

"USALLIANCE has been using FHLBNY advances for ten years as part of our funding and risk management strategy. The reliability of funding, low cost, and variety of tenors, terms, and options help us fulfill our mission in many ways. FHLBNY's reliable access to liquidity at low rates allows us to pass higher dividends back to our member owners. The variety of terms they offer allow us to tailor advances to our ALM needs. And the availability of longer-term advances gives us more capacity to originate and hold residential real estate loans and support home ownership."

Letters of Credit (LOCs)

OceanFirst Bank

OCEANFIRST BANK



David Howard
EVP Treasurer

"In 2025 OceanFirst utilized FHLBNY (LOCs) to secure deposits from state, municipal, and local government funds. LOCs issued by the FHLBNY have become a critical tool in how we support state, municipal, and local government fund deposits. By using FHLBNY LOCs in place of pledged securities, we are able to provide our public-sector depositors with strong, highly-rated collateral, while preserving on-balance-sheet liquidity and flexibility. The FHLBNY's credit strength and straightforward LOC structure allow us to meet statutory collateral requirements efficiently, reduce operational complexity, and free high-quality securities for other liquidity and asset-liability management needs. This approach has helped us deepen relationships with public entities, respond quickly to deposit needs, and maintain a prudent, well-managed balance sheet."

Community Lending Program (CLP)

ESL Federal Credit Union



"CLP Advances from the FHLBNY have been a reliable and flexible funding source for our institution. The program allows us to efficiently support affordable housing and community development initiatives while helping us to meet our balance sheet management goals. The FHLBNY team has been a valued partner, providing both expertise and responsiveness as we align our lending activities with community needs. CLP Advances are a meaningful component of how we fulfill our mission and serve our members and communities within our footprint."

Keith Reeder
Manager, Finance

Affordable Housing Program (AHP)

Apple Bank



"Apple Bank's commitment to affordable housing is reflected by its active use of AHP. Our participation has been integral to our mission of promoting supportive housing in the communities that we serve. Over time, Apple Bank's participation has helped secure more than $10 million in FHLBNY AHP subsidies for various nonprofit affordable housing developers, bolstering the preservation and successful completion of affordable housing for low-and moderate-income households.

Steve Bush
President, Chairman, & CEO



In 2025 alone, Apple Bank had three successful AHP applications in partnership with CAMBA Housing Ventures, Inc., The Fortune Society, and Lantern Organization. Collectively, these projects received nearly $6 million in AHP subsidies from the FHLBNY and will deliver approximately 450 units of affordable and supportive housing.

Apple Bank's support for AHP goes beyond its sharing of the program's mission and its crucial role in developing affordable housing. FHLBNY's implementation, utilizing a demanding, rigorous review of AHP applications and post-award monitoring, is impressive and comforting, as it provides us with a partner that minimizes its risk as a funding source conduit."

Homebuyer Dream Program® (HDP®)

Genesee Regional Bank



"The HDP Wealth Builder program has been a big win for our borrowers because it helps close the gap that often keeps qualified families from buying a home—cash needed at the closing table. The new program has been a great addition to the HDP suite as it provides us with an additional resource to help our buyers qualify to purchase a home."

Joseph Leone
VP, Residential
Mortgage Manager

Maple City Savings Bank, FSB

"The FHLBNY's HDP Suite has been beneficial for helping borrowers in our area. It has helped our first-time homebuyers who check all the boxes as qualified borrowers "get over the hump" of overcoming the down payment and closing costs necessary to get into a home. Most of these borrowers wouldn't be able to do it without that help and are extremely grateful. It has also given the bank opportunities to build new relationships with these borrowers which is great added value! The HDP team is great to work with. Maple City looks forward to participating in the program as long as it is offered."

Brett Burch
Retail Loan Manager, VP



Mortgage Asset Program (MAP®)

Lyons National Bank

LNB Banking. It's all about people. Member FDIC



Joshua Miller
Senior Vice President
Director of Retail Sales
& Mortgage Division

"As a long time participant in HDP and its predecessor, the First Home Club℠, we have always appreciated our partnership with the FHLBNY. MAP has added a new element to this partnership.

We began selling to MAP in 2022, starting slowly as we gauged how the program would fit amongst our other investors. We had anticipated that MAP would not be our primary outlet for secondary market sales, but would be a nice complementary investor. However, the MAP program is now our top investor, accounting for over 60% of our loan sales in 2025. With its competitive pricing and the absence of loan level price adjustments (LLPAs), MAP is simply outperforming our other investors.

With no LLPAs, we are seeing first-time and low- to moderate-income buyers get to the closing table with less funds needed, which is such a critical advantage in assisting these buyers.

Further, the Member Performance Account provides the potential to earn even more in the future if our portfolio performs as we expect it to. Additionally, the program has allowed us to venture successfully into the Third-Party Originated (TPO) space to bring in more loans, which we service, and that opens the door to building long-term relationships with these customers.

Perhaps most importantly, MAP's staff is accessible, willing to help, and is open to discussing program enhancements and listening to lender feedback. We often find ourselves collaborating with the MAP staff on ways to grow our business and reach more customers.

Finally, we are very excited about a borrower assistance program coming soon to further help Low-to-Moderate-Income borrowers achieve homeownership. We anticipate this program will be beneficial to our customers as well as to LNB, as it will give us a distinct advantage in this challenging and competitive market. And we expect this new program to be a great recruiting tool as we look to grow our sales team!"

0% Development Advance (ZDA) Program

Metropolitan Life Insurance Company

MetLife



William Turner
Managing Director

"MetLife is proud to partner with the FHLBNY through the ZDA program. This program's interest-rate credits help us strategically allocate capital to important community projects, especially affordable housing and infrastructure. The ZDA program supports our efforts to meet investment goals while keeping community needs a priority. We value FHLBNY's commitment to economic development and recommend the ZDA program to organizations aiming to strengthen their community investment initiatives."

Inclusiv

/ inclusiv /



Cathie Mahon
President/CEO

"We are grateful to have been a recipient of FHLBNY's ZDA program in 2025. This funding supported Inclusiv's Secondary Market to purchase over $2.6 million in small business loans from cooperativas in Puerto Rico. This provided the liquidity needed to increase their small business lending, especially to those who would otherwise be denied. Together with the recent milestone that allows Puerto Rican cooperativas to become FHLBNY members, these efforts are paving the way for increasing participation of cooperativas in FHLBNY programs."

DID YOU KNOW?

- Launched in 2021 as the Business Development Advance, ZDA has evolved into a more strategic, member-driven program. In response to member input, it now offers five advance options, providing greater flexibility to address diverse customer and community priorities.
- Since inception in 2023 through year-end 2025, 58 members have utilized the ZDA program, underscoring its value as a core funding tool.
- Through the ZDA program, these members delivered over $434 million in loans to their communities, reinforcing the program's role in supporting member impact at scale.

Grow America



Anne M. Finnegan
President

"Grow America' Community Impact Loan Fund (CILF) is a proud non-bank CDFI member of the FHLBNY, and CILF is grateful for the opportunity to utilize FHLBNY resources to expand its multi-family affordable housing finance initiatives around the country. In particular, the ZDA program has been a crucial element in our ability to provide creative impactful support to the Renaissance at Lakeshore in Port Arthur and similar projects nationwide."

CILF was fortunate to access the newly-added FHLBNY Housing Development Advance (HDA) under the ZDA Program, which provided the source of low-cost flexible capital for CILF's bridge loan support to the Renaissance at Lakeshore affordable residential rental project in Port Arthur, TX.

In addition to CILF's $3 million first mortgage "HDA-backed" CILF bridge loan, this $22 million project was funded with a $19 million dollar CDBG-DR Grant. This 108-unit new construction project was completed and leased up by December 2025, providing families and seniors with new 1- and 2-bedroom garden style apartments, and 2-bedroom townhomes — high quality residential options in this small industrial coastal port city frequently characterized by high economic distress, persistent poverty, and limited access to traditional capital."





St. Thomas Federal Credit Union
STTFCU



Keisha L. Richards
Chief Executive Officer

"Becoming the first credit union from the U.S. Virgin Islands to join the FHLBNY is an extraordinary milestone for St. Thomas Federal Credit Union and for the territory as a whole. This partnership has opened new doors for us to strengthen our service to members and expand our ability to meaningfully invest in the community. Participating for the first time in the SBRG program in 2025 was a significant step forward, allowing us to donate $50,000 in Community Give Back Grants to organizations that are improving lives across the Virgin Islands.

Through the SBRG program, we supported nonprofits dedicated to healthcare access, youth development, and community resilience, areas that directly impact the long-term well-being of our islands. For a small credit union in a geographically unique region, having access to this level of support is transformative. It enabled us to deepen our outreach, expand our impact, and stand firmly beside the organizations doing essential work on the ground each day.

We are honored to represent the U.S. Virgin Islands within FHLBNY's membership and look forward to continued collaboration. This first year proves what is possible when mission-driven institutions work together to uplift the communities they serve."















Scott A. Wilson
President & Chief
Executive Officer

"Our partnership with the FHLBNY and its SBRG program offers us a unique opportunity to distribute essential funds to community not-for-profits and/or small member businesses that are either having challenges due to the economic climate or just looking for a way to expand their footprint. Whatever the purpose, this flexibility allows us to work with many organizations in different ways. We are so proud to be a member of the FHLBNY and for what is available to us."

















Maspeth
FEDERAL SAVINGS



Erwin Gerbavsits
Senior VP & Chief
Financial Officer

"We're grateful for the support we received through the FHLBNY's SBRG program. Grant funding has helped us reinvest directly in the communities we serve—supporting educational programs at Catholic grammar and high schools, a rooftop vegetable garden that provides fresh food to low-income families, and a student-run small business that gives young people hands-on experience in entrepreneurship and workforce development. Most importantly, these grants strengthen community resilience, expand access to education and nutrition, and help us nurture the next generation of small business owners. FHLBNY's commitment to community development has been an important part of making this work possible and advancing our mission."

Correspondent Services

Teachers Federal Credit Union

TEACHERS
federal credit union



Ben Alessi
Chief Financial Officer

"Teachers Federal Credit Union's partnership with the FHLBNY is fundamental to our balance sheet management, operations, and mission. Core services such as securities safekeeping, liquidity management, and wire transfer settlements help Teachers Federal Credit Union maintain strong financial oversight and serve our members with confidence.

FHLBNY's focus on creating funding sources, operational excellence, and innovation supports our ability to meet the evolving needs of our members and communities."

EVENTS & INDUSTRY ENGAGEMENT

FHLBNY offers educational opportunities as a value-added benefit of membership, drawing on both internal expertise and external industry leaders to address a broad range of relevant topics. The events portfolio includes programs specifically designed to support members' business and strategic priorities. Our executives actively participate in industry and regulatory educational forums to share emerging trends and insights with members.

Mission / Members / Markets — 2025 FHLBank Symposium



Nearly 70 market leaders, members, and industry experts gathered at a new event hosted with the FHLBank Office of Finance and the FHLBank System to discuss advancing housing finance and community investment nationwide.

Member "Dinner & Discussions" & Educational Events



"Dinner & Discussions" event series for members where FHLBNY executives travel around our District to host intimate gatherings to have an open dialogue on the current industry issues that could affect our business.



FHLBNY hosted its third Mortgage Asset Program (MAP®) Roundtable, bringing together upstate New York members for an in-person day of dialogue and collaboration, with opening remarks from President and CEO Randy Snook, a system update from Chief Business Officer Adam Goldstein, insights from MAP leaders, including a member panel moderated by John Wissing, VP, Senior Relationship Officer.

Industry Educational Outreach Efforts & Hosting Members



FHLBNY joined Northfield Bank and the Staten Island Economic Development Corporation to host an informational event with local builders and developers, with CEO Randy Snook and Steven M. Klein, Chairman and CEO of Northfield Bank and an FHLBNY Director, opening the program, followed by a panel led by Chief Business Officer Adam Goldstein featuring FHLBNY Community Investment team members, Peter Grof, Jacob Day, and Matt Becker on housing and community development programs supporting expanded housing supply and affordability across Staten Island.



President and CEO Randy Snook and Chief Business Officer Adam Goldstein delivered a fireside chat during the NJBankers' 119th Annual Conference, sharing updates on the FHLBank System, performance, and its mission to support member liquidity and housing finance.



Spring Bank NY hosted its Community Advisory Board meeting at the FHLBNY, strengthening connections between community priorities and cooperative tools while creating an opportunity to share insights on FHLBNY community investment programs that can support member impact.



At the Independent Bankers Association of New York State Annual Convention, Chief Business Officer Adam Goldstein moderated a fireside chat featuring FHLBNY New York State Board Members Robert Fisher, President, CEO, and Director of Tioga State Bank; Anders Tomson, President and CEO of Chemung Canal Trust Company; and William Turner, Jr., Senior Vice President of MetLife Investment Management, who shared insights on housing challenges, funding needs, and how FHLBNY programs support institutions and communities across the state.



FHLBNY participated in the CeFPro Balance Sheet Management USA Conference, where Chief Business Officer Adam Goldstein moderated a panel on liquidity and funds management featuring executives from across the FHLBank System, who shared insights on market conditions, credit and collateral considerations, and navigating today's complex environment.

A CULTURE OF CARING & LEARNING

The FHLBNY's culture is rooted in integrity, collaboration, and teamwork, with a strong commitment to employee well-being and community engagement. The FHLBNY supports work-life balance and encourages employees to volunteer through FHLBNY-sponsored initiatives, with 2025 efforts including organizations such as Habitat for Humanity, City Relief, and The Wall Street Run.

The FHLBNY also promotes continuous learning and professional growth through employee-led resource groups and its Toastmasters International corporate club, Midtown Masters, which provides opportunities to strengthen communication, presentation, and leadership skills.



FHLBNY team working on a Habitat for Humanity of Greater Newark project.



The FHLBNY was proud to sponsor and participate in the New Jersey Bankers Association's 14th Annual Women in Banking Conference, which aligns with our commitment to leadership development.



FHLBNY team supporting the City Relief effort to serve food to NYC's individuals experiencing poverty and homelessness.



FHLBNY team participating in The Wall Street 5K Run.



FHLBNY Red vs. Blue softball match held in Central Park, NYC — a long-standing tradition of friendly rivalry and camaraderie.



President and CEO Randy Snook introduced a new quarterly Town Hall format for employees across the FHLBNY's New York and New Jersey offices to strengthen transparency, connection, and employee engagement. These "Quarterly Connect" sessions provide a forum for Executive Leadership to engage directly with staff. At these sessions we reflect on organizational achievements, share updates on key initiatives, highlight our performance, and reinforce our mission focus and the meaningful impact delivered through our collaborative efforts.



President and CEO Randy Snook addresses employees during a "Quarterly Connect" Town Hall, bringing together teams from across the FHLBNY to share updates, celebrate progress, and reinforce the organization's mission and impact.

FHLBNY BOARD OF DIRECTORS



STANDING LEFT TO RIGHT

Thomas J. Kemly[+]
President, Chief Executive Officer & Director
Columbia Bank
Fair Lawn, New Jersey

David R. Huber[*]
President
Huber Advisory Services LLC
Long Branch, New Jersey

José R. Fernández[+]
Chairman, President & CEO
Oriental Bank
San Juan, Puerto Rico

Ángela Weyne[*]
Former Commissioner of Insurance
Commonwealth of Puerto Rico
San Juan, Puerto Rico

Charles E. Kilbourne[*#]
Managing Director
Financial Services Volunteer Corps
New York, New York

Melba I. Acosta[*]
Counsel
McConnell Valdés LLC
San Juan, Puerto Rico

VICE CHAIR
Stephen S. Romaine[+]
Chairman and Chief Executive Officer
Tompkins Community Bank
Ithaca, New York

CHAIR
Christopher P. Martin[+]
Executive Chairman
Provident Bank
Iselin, New Jersey

David Hanrahan[+]
President and CEO
Century Savings Bank
Vineland, New Jersey

Josie J. Thomas[*]
Retired Executive
ViacomCBS
New York, New York

Ira Robbins[+]
CEO & Chairman
Valley National Bank
Wayne, New Jersey

Steven M. Klein[+]
Chairman, President & CEO
Northfield Bank
Staten Island, New York

Anders M. Tomson[+]
President and CEO
Chemung Canal Trust Company
Elmira, New York

Robert M. Fisher[+]
President, CEO & Director
Tioga State Bank, N.A.
Spencer, New York

NOT PICTURED
Carolyn B. Maloney[*#]
Member of Congress (retired)
Eleanor Roosevelt Distinguished Leader in Residence, Hunter College
New York, New York

Director Designations: + Member Director; * Independent Director; # Public Interest Director. *This list reflects the FHLBNY Board of Directors as of January 1, 2026*

FHLBNY EXECUTIVE LEADERSHIP



STANDING LEFT TO RIGHT

Adam Goldstein
Senior Vice President,
Chief Business Officer

Michael Radziemski
Senior Vice President,
Chief Information Officer

Jonathan West
Chief of Staff & Senior Advisor

Donna Gordon
Senior Vice President,
Chief Legal Officer

PRESIDENT
Randolph C. Snook
President and
Chief Executive Officer

Shatayu Pandya
Senior Vice President,
Chief Risk Officer

Kevin Neylan
Senior Vice President,
Chief Financial Officer

Vikram Dongre
Senior Vice President,
Chief Capital Markets Officer

Michael Volpe
Senior Vice President,
Chief Bank Operations Officer

Mark Dankenbrink
Senior Vice President,
Chief Audit Officer

This list reflects the FHLBNY Executive Leadership as of January 26, 2026

FEDERAL HOME LOAN BANK OF NEW YORK

101 PARK AVENUE, NEW YORK, NY 10178-0601

212.681.6000 • WWW.FHLBNY.COM